Exhibit 10.1

PROMISSORY NOTE

$750,000.00	March 20, 2025

FOR VALUE RECEIVED, and subject to the terms and conditions set forth herein, ETERNA THERAPEUTICS INC, a Delaware corporation (the “Maker”), hereby unconditionally promises to pay to the order of Charles Cherington or his assigns (the “Noteholder,” and together with the Maker, the “Parties”), the principal amount of $750,000.00 (the “Loan”), together with all accrued interest thereon, as provided in this Promissory Note (as the same may be amended, restated, supplemented, or otherwise modified from time to time in accordance with its terms, this “Note”).

1. Definitions. Capitalized terms used herein shall have the meanings set forth in this Section 1.

“Applicable Rate” means 5.0% per annum.

“Business Day” means a day other than a Saturday, Sunday, or other day on which commercial banks in New York City are authorized or required by law to close.

“Default” means any of the events specified in Section 6 which constitute an Event of Default or which, upon the giving of notice, the lapse of time, or both, pursuant to Section 6 would, unless cured or waived, become an Event of Default.

“Default Rate” means the interest rate equal to the sum of the Applicable Rate plus 2% per annum.

“Event of Default” has the meaning set forth in Section 6.

“Governmental Authority” means the government of any nation or any political subdivision thereof, whether at the national, state, territorial, provincial, municipal, or any other level, and any agency, authority, instrumentality, regulatory body, court, central bank, or other entity exercising executive, legislative, judicial, taxing, regulatory, or administrative powers or functions of, or pertaining to, government (including any supra-national bodies such as the European Union or the European Central Bank).

“Interest Payment Date” means the Maturity Date.

“Law” as to any Person, means the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law (including common law), statute, ordinance, treaty, rule, regulation, order, decree, judgment, writ, injunction, settlement agreement, requirement or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Loan” has the meaning set forth in the introductory paragraph.

“Maker” has the meaning set forth in the introductory paragraph.

“Maturity Date” means the earliest of (a) June 15, 2025, (b) the first Business Day on which the Maker has received aggregate proceeds of greater than $5 million in respect of the issuance of its capital stock, warrants for the purchase of its capital stock and/or indebtedness convertible into its capital stock during the period following the date of this Note and (c) the date on which all amounts under this Note shall become due and payable pursuant to Section 7.

“Note” has the meaning set forth in the introductory paragraph.

“Noteholder” has the meaning set forth in the introductory paragraph.

“Parties” has the meaning set forth in the introductory paragraph.

“Person” means any individual, corporation, limited liability company, trust, joint venture, association, company, limited or general partnership, unincorporated organization, Governmental Authority, or other entity.

2. Final Payment Date; Optional Prepayments.

2.1 Final Payment Date. The aggregate unpaid principal amount of the Loan, all accrued and unpaid interest, and all other amounts payable under this Note shall be due and payable on the Maturity Date unless otherwise provided in Section 7.

2.2 Optional Prepayment. The Maker may prepay the Loan in whole or in part at any time or from time to time without penalty or premium by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. No prepaid amount may be reborrowed.

3. Interest.

3.1 Interest Rate. Except as otherwise provided herein, the outstanding principal amount of the Loan made hereunder shall bear interest at the Applicable Rate from the date the Loan was made until the Loan is paid in full, whether at maturity, upon acceleration, by prepayment, or otherwise.

3.2 Interest Payment Date. Interest shall be payable in arrears to the Noteholder on the Interest Payment Date.

3.3 Default Interest. If any amount payable hereunder is not paid when due, whether at stated maturity, by acceleration, or otherwise, such overdue amount shall bear interest at the Default Rate from the date of such non-payment until such amount is paid in full, payable on demand.

3.4 Computation of Interest. All computations of interest shall be made on the basis of 365 or 366 days, as the case may be and the actual number of days elapsed. Interest shall accrue on the Loan on the day on which such Loan is made and shall not accrue on the Loan on the day on which it is paid.

4. Payment Mechanics.

4.1 Manner of Payment. All payments of interest and principal shall be made in lawful money of the United States of America no later than 3:00 PM Eastern time on the date on which such payment is due by wire transfer of immediately available funds to the Noteholder’s account at a bank specified by the Noteholder in writing to the Maker from time to time.

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4.2 Application of Payments. All payments made hereunder shall be applied first to the payment of any fees or charges outstanding hereunder, second to accrued interest, and third to the payment of the principal amount outstanding under this Note.

4.3 Business Day Convention. Whenever any payment to be made hereunder shall be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension will be taken into account in calculating the amount of interest payable under this Note.

5. Representations and Warranties. The Maker hereby represents and warrants to the Noteholder on the date hereof as follows:

5.1 Existence. The Maker is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

5.2 Power and Authority. The Maker has the requisite power and authority, and the legal right, to execute and deliver this Note and to perform its obligations hereunder.

5.3 Authorization; Execution and Delivery. The execution and delivery of this Note by the Maker and the performance of its obligations hereunder have been duly authorized by all necessary corporate action in accordance with all applicable Laws. The Maker has duly executed and delivered this Note.

5.4 No Approvals. No consent or authorization of, filing with, notice to, or other act by, or in respect of, any Governmental Authority or any other Person is required in order for the Maker to execute, deliver, or perform any of its obligations under this Note.

5.5 No Violations. The execution and delivery of this Note and the consummation by the Maker of the transactions contemplated hereby do not and will not (a) violate any Law applicable to the Maker or by which any of its material properties or assets may be bound; or (b) constitute a default under any material agreement or contract by which the Maker may be bound.

5.6 Enforceability. This Note is a valid, legal, and binding obligation of the Maker, enforceable against the Maker in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

6. Events of Default. The occurrence of any of the following shall constitute an Event of Default hereunder:

6.1 Failure to Pay. The Maker fails to pay (a) any principal amount of the Loan when due; or (b) interest or any other amount when due.

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6.2 Breach of Representations and Warranties. Any representation or warranty made by the Maker to the Noteholder herein is incorrect in any material respect on the date as of which such representation or warranty was made.

6.3 Cross-Defaults. The Maker fails to pay when due any of its indebtedness (other than indebtedness under this Note) in an aggregate amount in excess of $50,000, when due and such failure continues after the applicable grace period, if any, specified in the agreement or instrument relating to such indebtedness.

6.4 Bankruptcy.

(a) The Maker commences any case, proceeding, or other action (i) under any existing or future law relating to bankruptcy, insolvency, reorganization, or other relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition, or other relief with respect to it or its debts, or (ii) seeking appointment of a receiver, trustee, custodian, conservator, or other similar official for it or for all or any substantial part of its assets, or the Maker makes a general assignment for the benefit of its creditors;

(b) There is commenced against the Maker any case, proceeding, or other action of a nature referred to in Section 6.4(a) which (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed, undischarged, or unbonded for a period of thirty (30) days;

(c) There is commenced against the Maker any case, proceeding, or other action seeking issuance of a warrant of attachment, execution, or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which has not been vacated, discharged, or stayed or bonded pending appeal within thirty (30) days from the entry thereof;

(d) the Maker takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in Section 6.4(a), (b) or (c); or

(e) The Maker is generally not, or is unable to, or admits in writing its inability to, pay its debts as they become due.

6.5 Judgments. A judgment or decree is entered against the Maker in an aggregate amount in excess of $50,000, and such judgment or decree has not been vacated, discharged, or stayed or bonded pending appeal within thirty (30) days from the entry thereof.

7. Remedies. Upon the occurrence of an Event of Default and at any time thereafter during the continuance of such Event of Default, the Noteholder may at its option, by written notice to the Maker (a) declare the entire principal amount of the Loan, together with all accrued interest thereon and all other amounts payable under the Note, immediately due and payable and/or (b) exercise any or all of its rights, powers, or remedies under applicable law; provided, however that, if an Event of Default described in Section 6.4 shall occur, the principal of and accrued interest on the Loan shall become immediately due and payable without any notice, declaration, or other act on the part of the Noteholder.

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8. Miscellaneous.

8.1 Notices.

(a) All notices and other communications provided for herein shall be made in writing and mailed by certified or registered mail, delivered by hand or overnight courier service, or sent by facsimile or email, and all notices and other communications expressly permitted to be given by telephone shall be made to the applicable phone number, in each case as follows:

(i) If to the Maker, to it at: 1035 Cambridge Street, Suite 18A, Cambridge, MA 02141, Attention of: Sanjeev Luther, President and Chief Executive Officer, Email: Sanjeev Luther Telephone No: 585 978 1351.

(ii) If to the Noteholder, to him at: c/o Ara Partners, 4201 Main Street, Suite 370, Houston, TX 77002, Attention of: Charles Cherington, Email: charles@arapartners.com, Telephone No: 713.337-9150; with a copy to (which shall not constitute notice): McGuireWoods LLP, Attention of Stephen Older, Email: solder@mcguirewoods.com, Telephone No: O. 212.548.2122.

(b) Notices if (i) mailed by certified or registered mail or sent by hand or overnight courier service shall be deemed to have been given when received; and (ii) sent by email shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return email, or other written acknowledgment).

8.2 Expenses. The Maker shall reimburse the Noteholder on demand for all reasonable out-of-pocket costs, expenses, and fees (including reasonable expenses and fees of his counsel) incurred by the Noteholder in connection with the transactions contemplated hereby, not to exceed (a) $2,000, in respect of the negotiation, documentation, and execution of this Note upon execution of the Note and (b) any such reasonable additional costs, reasonable expenses and reasonable fees in connection with any work-out or enforcement of the Noteholder’s rights hereunder.

8.3 Governing Law. This Note and any claim, controversy, dispute, or cause of action (whether in contract or tort or otherwise) based upon, arising out of, or relating to this Note, and the transactions contemplated hereby shall be governed by the laws of the State of New York, without regard to any conflict of law provisions thereof.

8.4 Submission to Jurisdiction.

(a) The Maker hereby irrevocably and unconditionally (i) agrees that any legal action, suit, or proceeding arising out of or relating to this Note may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York and (ii) submits to the jurisdiction of any such court in any such action, suit, or proceeding. Final judgment against the Maker in any action, suit, or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment.

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(b) Nothing in this Section 8.4 shall affect the right of the Noteholder to (i) commence legal proceedings or otherwise sue the Maker in any other court having jurisdiction over the Maker or (ii) serve process upon the Maker in any manner authorized by the laws of any such jurisdiction.

8.5 Venue. The Maker irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Note in any court referred to in Section 8.4(a) and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

8.6 Waiver of Jury Trial. THE MAKER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY.

8.7 Integration. This Note constitutes the entire contract between the Parties with respect to the subject matter hereof and supersedes all previous agreements and understandings, oral or written, with respect thereto.

8.8 Successors and Assigns. This Note may be assigned, transferred, or negotiated by the Noteholder to any Person, at any time, without notice to or the consent of the Maker. The Maker may not assign or transfer this Note or any of its rights hereunder without the prior written consent of the Noteholder. This Note shall inure to the benefit of and be binding upon the Parties and their permitted assigns.

8.9 Waiver of Notice. The Maker hereby waives presentment, demand for payment, protest, notice of dishonor, notice of protest or nonpayment, notice of acceleration of maturity, and diligence in connection with the enforcement of this Note or the taking of any action to collect sums owing hereunder.

8.10 Amendments and Waivers. No term of this Note may be waived, modified, or amended except by an instrument in writing signed by both of the Parties. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

8.11 Headings. The headings of the various Sections and subsections herein are for reference only and shall not define, modify, expand, or limit any of the terms or provisions hereof.

8.12 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Noteholder, of any right, remedy, power, or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. The rights, remedies, powers, and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers, and privileges provided by law.

8.13 Severability. If any term or provision of this Note is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Note or invalidate or render unenforceable such term or provision in any other jurisdiction.

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IN WITNESS WHEREOF, the Maker has executed this Note as of the date first set forth above.

ETERNA THERAPEUTICS INC.

By:	/s/ Sanjeev Luther
Name:	Sanjeev Luther
Title:	President and CEO

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